EXHIBIT 99.1


             AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN
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[LOGO] I authorize Peoples Bancorp Inc. to make available to Shareowner
Services, a division of Wells Fargo Bank, N.A. (the "Plan Administrator"), for my account all cash dividends payable to me on Peoples Bancorp Inc. common shares registered in my name. I hereby acknowledge that Shareowner Services is the Plan Administrator for the Peoples Bancorp Inc. Dividend Reinvestment Plan (the "DRP") and that as Plan Administrator, subject to the terms and conditions of the DRP set forth in the accompanying prospectus, is authorized to apply all such cash dividend payments received by it to the purchase of full and fractional common shares of Peoples Bancorp Inc. I acknowledge that all cash dividends paid on all common shares credited to my account under the DRP will be reinvested. This authorization is given with the understanding that I may terminate it at any time by notifying the Plan Administrator.

Please see the DRP prospectus for investment option details. Select ONE option:

RD [ ] Reinvest the cash dividends on all common shares that I hold.

RX [ ] Reinvest the cash dividends on ______ (percent) of the common shares that I hold (must select increments of 10%, remaining dividends will be paid in cash).


                       SOCIAL SECURITY NUMBER OR TAXPAYER
                  IDENTIFICATION NUMBER MUST BE ENTERED HERE:


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                      PLEASE READ CAREFULLY BEFORE SIGNING
                  IMPORTANT - All registered owners must sign


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                              Shareholder Signature


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                              Shareholder Signature


                  Date ___________________________20_________


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